Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE EVOKE PHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO EVOKE PHARMA, INC. IF PUBLICLY DISCLOSED.

amendment NO. 1 TO THE COMMERCIAL SERVICES AGREEMENT

This Amendment No. 1 (“Amendment”), effective as of February 1, 2022 (the ”Effective Date”), is made by and between Evoke Pharma, Inc. (“Evoke”) with a place of business at 420 Stevens Avenue, Suite 370, Solana Beach, CA and Eversana Life Science Services, LLC, with a place of business at 190 N. Milwaukee Street, Milwaukee, WI 53202 (“Eversana”).

WHEREAS,  Evoke and Eversana are parties to that certain Commercial Services Agreement, effective on January 21, 2020 (the “CSA”); and

WHEREAS, Evoke and Eversana desire to amend the CSA upon the terms and subject to the conditions of this Amendment, all in accordance with Section 16.3 of the CSA.

NOW THEREFORE, in consideration of the mutual covenants and promises in this Amendment, the CSA is hereby amended as follows:

1.Defined terms

1.1Any capitalized term not defined herein shall have the meaning ascribed to it under the CSA.

2.Amendments.

2.1The CSA is hereby amended as follows, effective as of the Effective Date:

(a)Section 5.5 of the CSA is hereby deleted in its entirety and replaced with the following:

“Profit Sharing. Following reimbursement of each Party's costs under Sections 5.3 and 5.4 above, the Net Profit shall be distributed in a profit split with [***] percent ([***]%) to Eversana and [***] percent ([***]%) to Evoke ("Profit Split").”

(b)Section 5.6 of the CSA is hereby deleted in its entirety and replaced with the following:

“All payments owed by one Party to the other Party under Sections 5.3, 5.4, and 5.5 shall be offset against the payments owed by the other Party to the first Party. The net payments thus owed shall be paid by wire transfer to a bank account designated by the applicable payee Party. All net payments owed under Sections 5.3, 5.4, and 5.5 shall be paid on a [***] basis, with such payment being made for the [***] no later than [***] after the end of [***] in which such amounts could be calculated. Notwithstanding the foregoing, if for any [***] the reimbursable costs under Sections 5.3 and 5.4 exceed the recognized Net Sales for [***], then each party shall be reimbursed from the recognized Net Sales for [***] at a rate of [***] of each Net Sales dollar to Evoke and [***] of each Net Sales dollar to Eversana. To the extent one of the Parties has been fully reimbursed for its reimbursable costs under Sections 5.3 and 5.4 for [***], then any remaining Net Sales from [***] would be paid to the other Party until the Net Sales from [***] have been exhausted.  If one of the Parties has not been fully reimbursed for its reimbursable costs under Sections 5.3 and 5.4in one or more of the [***] on an aggregate basis (“Cumulative Deferred Costs”) and there remains recognized Net Sales from [***] in excess of the reimbursable amounts for [***], then up to [***] of the excess from [***] shall be used to reimburse such Party’s Cumulative Deferred Costs and Section 5.5 shall apply to the remainder of any such excess. For clarity, during the Term, Evoke shall have no obligation to reimburse Commercialization Costs except in the manner described in this Section 5.6.”

(c)Section 14.1 of the CSA is hereby deleted in its entirety and replaced with the following:

“The Agreement shall become effective as of the Effective Date and shall remain in effect until December 31, 2026 unless earlier terminated as provided hereunder (the “Term”).”

(d)Section 14.2.f (including all subsections set forth therein) of the CSA is hereby deleted in its entirety and replaced with the following:

“In the event of a Change of Control of Evoke, either Party shall have the right to terminate the Agreement upon thirty (30) days’ written notice to the other Party. In the event that Evoke is the Party initiating termination, Evoke shall pay Eversana a one-time payment, within [***] of the effective date of termination, in an amount equal to the sum of (x) all unreimbursed Commercialization Costs (including unreimbursed Cumulative Deferred Costs and Accrued Pre-Commercialization Costs) actually incurred by Eversana prior to the effective date of termination and (y) [***] of the Commercialization Costs actually incurred by Eversana in the twelve (12) months immediately prior to the effective date of termination.”

3.Miscellaneous.

3.1Except to the extent expressly amended by this Amendment, the CSA shall remain in full force and effect without change. If there is any conflict between the terms of this Amendment and the CSA, this Amendment will govern.

3.2As of the Effective Date, the CSA and this Amendment shall be read and construed together as a single agreement, and any and all references in the CSA to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the CSA shall be deemed a reference to the CSA as amended by this Amendment.

3.3This Amendment and any dispute arising from the performance or breach hereof shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice of law rules.

3.4This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Signatures to this Amendment may be provided by PDF file and shall be deemed to be original signatures.

[Signature page follows]

IN WITNESS WHEREOF, Evoke and Eversana, intending to be legally bound, have caused this Amendment to be signed by their duly authorized representatives.

EVOKE PHARMA, INC.	EVERSANA LIFE SCIENCE SERVICES, LLC
By:/s/ Dave Gonyer Name: Dave Gonyer, R.Ph. Title: President & Chief Executive Officer	By:/s/ Gregory Skalicky Name: Gregory Skalicky Title: Chief Revenue Officer